Exhibit 99.1
DEVRY INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except for Per Share Amounts)

PRELIMINARY

	For The Quarter Ended June 30,		For The Quarter Ended March 31,		For The Quarter Ended December 31,		For The Quarter Ended September 30,		For The Year Ended June 30,

	2007	2006	2007	2006	2006	2005	2006	2005	2007	2006	2005

REVENUES:
Tuition	$216,810	$199,429	$226,141	$203,299	$217,076	$196,032	$202,633	$183,053	$862,660	$781,813	$737,132
Other Educational	16,019	15,223	19,684	15,771	18,528	13,398	16,582	13,308	70,813	57,700	43,530

Total Revenues	232,829	214,652	245,825	219,070	235,604	209,430	219,215	196,361	933,473	839,513	780,662

OPERATING COSTS AND EXPENSES:
Cost of Educational Services	120,022	114,406	125,815	115,483	120,580	111,468	120,304	111,709	486,721	453,066	434,408
Separation Plan Severance	5,155		1,097	-	-	-	-	-	6,252	-	8,751
Gain on Sale of Assets	-		(957)	-	-	(451)	(19,855)	-	(20,812)	(451)	-
Student Services and Administrative Expense	89,706	84,234	90,283	80,999	93,238	81,887	85,798	75,890	359,025	323,010	307,362

Total Operating Costs and Expenses	214,883	198,640	216,238	196,482	213,818	192,904	186,247	187,599	831,186	775,625	750,521

Operating Income	17,946	16,012	29,587	22,588	21,786	16,526	32,968	8,762	102,287	63,888	30,141

INTEREST:
Interest Income	2,111	1,791	1,956	1,136	1,932	439	1,438	419	7,437	3,785	642
Interest Expense	(121)	(2,439)	(774)	(2,490)	(1,720)	(2,606)	(2,169)	(2,655)	(4,784)	(10,190)	(9,047)

Net Interest Income (Expense)	1,990	(648)	1,182	(1,354)	212	(2,167)	(731)	(2,236)	2,653	(6,405)	(8,405)

Income Before Income Taxes and Cumulative Effect of
Change in Accounting	19,936	15,364	30,769	21,234	21,998	14,359	32,237	6,526	104,940	57,483	21,736

Income Tax Provision	3,989	3,553	7,845	5,552	5,601	3,531	11,317	1,794	28,752	14,430	5,535

Income Before Cumulative Effect of
Change in Accounting	15,947	11,811	22,924	15,682	16,397	10,828	20,920	4,732	76,188	43,053	16,201

Cumulative Effect of Change in Accounting, Net of Tax	-	-	-	-	-	-	-	-	-	-	1,810

NET INCOME	$15,947	$11,811	$22,924	$15,682	$16,397	$10,828	$20,920	$4,732	$76,188	$43,053	$18,011

EARNINGS PER COMMON SHARE
Basic
Income Before Cumulative Effect of Change in Accounting	$0.22	$0.17	$0.32	$0.22	$0.23	$0.15	$0.30	$0.07	$1.07	$0.61	$0.24
Cumulative Effect of Change in Accounting	-	-	-	-	-	-	-	-	-	-	0.02
Net Income	$0.22	$0.17	$0.32	$0.22	$0.23	$0.15	$0.30	$0.07	$1.07	$0.61	$0.26
Diluted
Income Before Cumulative Effect of Change in Accounting	$0.22	$0.17	$0.32	$0.22	$0.23	$0.15	$0.29	$0.07	$1.07	$0.61	$0.24
Cumulative Effect of Change in Accounting	-	-	-	-	-	-	-	-	-	-	0.02
Net Income	$0.22	$0.17	$0.32	$0.22	$0.23	$0.15	$0.29	$0.07	$1.07	$0.61	$0.26

Cash Dividend Declared per Common Share	$0.05	$-	$-	$-	$0.05	$-	$-	$-	$0.10	$-	$-

All periods presented in the Consolidated Statements of Income have been revised to remove investment interest income and interest expense from operating income and present the amounts as a separate component of income before income taxes and cumulative effect of change in accounting.  Investment interest income was previously presented as a separate component of Revenues.  Interest expense was previously presented as a separate component of Operating Costs and Expenses.

DEVRY INC.
SEGMENT INFORMATION
(Dollars in Thousands)

PRELIMINARY

	For The Year			For The Quarter		For The Quarter		For The Quarter		For The Quarter
	Ended June 30,			Ended June 30,		Ended March 31,		Ended December 31,		Ended September 30,

	2007	2006	2005	2007	2006	2007	2006	2006	2005	2006	2005

REVENUES:
DeVry University	$728,401	675,537	645,311	$178,755	$169,434	$191,418	$174,121	$185,656	$171,476	$172,572	$160,506
Professional and Training	67,895	53,564	44,314	19,914	16,533	17,234	14,885	14,615	9,905	16,132	12,241
Medical & Healthcare	137,177	110,412	91,037	34,160	28,685	37,173	30,064	35,333	28,049	30,511	23,614

Total Consolidated Revenues	933,473	839,513	780,662	232,829	214,652	245,825	219,070	235,604	209,430	219,215	196,361

OPERATING INCOME (LOSS):
DeVry University	38,446	18,413	(836)	997	4,054	12,360	8,109	6,791	6,537	18,298	(287)
Professional and Training	25,753	18,060	13,895	8,934	5,713	6,822	5,529	3,183	2,287	6,814	4,531
Medical & Healthcare	46,980	38,082	32,219	9,798	8,403	12,596	11,785	14,003	10,529	10,583	7,365
Reconciling Items:
Amortization Expense	(6,842)	(9,937)	(14,117)	(1,424)	(2,194)	(1,806)	(2,582)	(1,805)	(2,580)	(1,807)	(2,581)
Depreciation and Other	(2,050)	(730)	(1,020)	(359)	36	(385)	(253)	(386)	(247)	(920)	(266)

Total Consolidated Operating Income	102,287	63,888	30,141	17,946	16,012	29,587	22,588	21,786	16,526	32,968	8,762

INTEREST:
Interest Income	7,437	3,785	642	2,111	1,791	1,956	1,136	1,932	439	1,438	419
Interest Expense	(4,784)	(10,190)	(9,047)	(121)	(2,439)	(774)	(2,490)	(1,720)	(2,606)	(2,169)	(2,655)

Net Interest Income (Expense)	2,653	(6,405)	(8,405)	1,990	(648)	1,182	(1,354)	212	(2,167)	(731)	(2,236)

Total Consolidated Income before Income Taxes and Cumulative Effect of Change in Accounting	$104,940	$57,483	$21,736	$19,936	$15,364	$30,769	$21,234	$21,998	$14,359	$32,237	$6,526

All periods have been revised to remove investment interest income and interest expense from operating income and present the amounts as a separate component of income before income taxes and cumulative effect of change in accounting. Investment interest income was previously presented as a component of Revenues.
Interest expense was previously presented as a Reconciling Item under Operating Income (Loss).